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                                                                    EXHIBIT 5.1

                     [VINSON & ELKINS L.L.P. LETTERHEAD]



                                 July 18, 1997




Newfield Exploration Company
363 N. Sam Houston Parkway E.
Suite 2020
Houston, Texas  77060

Ladies and Gentlemen:

       We acted as counsel for Newfield Exploration Company, a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") relating to a proposed offering and sale of up to an aggregate of 272,600 shares (the "Shares") of common stock, par value $.01 per share, of the Company by the Selling Stockholders (as defined in the Registration Statement).

       Before rendering our opinion, we examined the corporate records of the Company, including its Second Restated Certificate of Incorporation (as amended), its Restated Bylaws and certain resolutions of the Board of Directors of the Company. We also examined the Registration Statement together with the exhibits thereto, and such certificates of officers of the Company, other documents and records as we deemed necessary for the purposes of this opinion. As to matters of fact relevant to the opinions expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

       Based upon the foregoing, we are of the opinion that the Shares have been validly authorized for issuance and are validly issued, fully paid and nonassessable.

       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations
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of the Securities and Exchange Commission issued thereunder.  For purposes of this opinion, we assume that the securities to be offered and sold pursuant to the Registration Statement will be offered and sold in compliance with all applicable state securities or Blue Sky laws.

                                                  Very truly yours,


                                                  /s/ VINSON & ELKINS L.L.P.

                                                  VINSON & ELKINS L.L.P.